Exhibit 4.56

Execution Copy

REGISTRATION RIGHTS AGREEMENT

among

CHIPMOS TECHNOLOGIES (BERMUDA) LTD.

PROMOS TECHNOLOGIES INC.

POWERTECH TECHNOLOGY INC.

and

GIANT HAVEN INVESTMENTS LIMITED

August 8, 2007

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(d)	Entire Agreement	19
(e)	Amendments and Waivers	20
(f)	Severability	20
(g)	Specific Performance	20
(h)	Notices	20
(i)	Successors and Assigns; Third-Party Beneficiaries	21
(j)	Further Assurances	22
(k)	Other Agreements	22
(1)	Headings	22
(m)	Counterparts	22

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REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of August 7, 2007 (this “Agreement”), among ChipMOS Technologies (Bermuda) Ltd., an exempted company under the laws of Bermuda (the “Company”), ProMOS Technologies Inc., a company incorporated under the laws of Taiwan, Republic of China (“ProMOS”), Powertech Technology Inc., a company incorporated under the laws of Taiwan, Republic of China (“Powertech”), and Giant Haven Investments Limited, a company incorporated under the laws of the British Virgin Islands (“Giant Haven”). ProMOS, Powertech and Giant Haven, are collectively referred to herein as the “Investors”, and each as an “Investor”.

WHEREAS, ProMOS, Powertech and Giant Haven are parties to the share purchase agreements, dated as of July 27, 2007 (the “Share Purchase Agreements”), pursuant to which Giant Haven has agreed to sell to ProMOS and Powertech, and ProMOS and Powertech have agreed to purchase from Giant Haven an aggregate of 8,121,266 Common Shares of the Company (the “Company Shares”), held by Giant Haven under terms and conditions set forth in the Share Purchase Agreements (the “Transactions”).

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions.

As used in this Agreement the following terms have the meanings indicated:

“Affiliate Transferee” means any majority-owned or wholly-owned subsidiary of an Investor.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Approved Underwriter” has the meaning set forth in Section 3(d) of this Agreement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Taiwan are authorized or required by law to close.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Shares” has the meaning set forth in the preamble to this Agreement.

“Common Shares” means common shares of the Company, par value US$0.01 per share.

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“Company Underwriter” has the meaning set forth in Section 4(a) of this Agreement.

“Confidential Information” has the meaning set forth in Section 9(b) of this Agreement.

“Damages” has the meaning set forth in Section 8(a) of this Agreement.

“Demand Registration” has the meaning set forth in Section 3(a) of this Agreement.

“Designated Holder” means each of the Investors and any permitted transferee to whom Registrable Securities have been Transferred in accordance with the provisions of Section 10(i) of this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“F-3 Registration” has the meaning set forth in Section 5(a) of this Agreement.

“Giant Haven” has the meaning set forth in the preamble to this Agreement.

“Holder’s Counsel” has the meaning set forth in Section 7(a)(i) of this Agreement.

“ICC” has the meaning set forth in Section 10(b) of this Agreement.

“Incidental Registration” has the meaning set forth in Section 4(a) of this Agreement.

“Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 8(c) of this Agreement.

“Inspector” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Investor” has the meaning set forth in the preamble to this Agreement.

“NASD” has the meaning set forth in Section 7(a)(xi) of this Agreement.

“Other Holders” means any other Person who (i) acquired or will acquire the Common Shares of the Company, and (ii) entered into or will enter into any registration rights agreements with the Company.

“Other Registrable Securities” means such shares of Common Shares held by Other Holders that may be registrable in accordance with the terms and conditions of the applicable registration rights agreements between the Company and such Other Holders.

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“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Powertech” has the meaning set forth in the preamble to this Agreement.

“ProMOS” has the meaning set forth in the preamble to this Agreement.

“Records” has the meaning set forth in Section 7(a)(vii) of this Agreement.

“Registrable Securities” means each of the following: (a) any and all shares of Common Shares that will continue to be owned and held by Giant Haven after the closing of the Transactions, (b) any and all Common Shares acquired by an Investor from Giant Haven pursuant to the Share Purchase Agreements, and (c) any and all shares of Common Shares issued or issuable to a Designated Holder with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any Common Shares or voting common shares issuable upon conversion, exercise or exchange thereof, excluding in all cases, however any of the foregoing sold by a Person in a transaction other than pursuant to Section 10(i). Registrable Securities shall cease to be Registrable Securities in accordance with Section 2(b).

“Registration Expenses” shall mean all expenses arising from or incident to the Company’s performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Company, (v) cost of distributing prospectuses in preliminary and final form as well as any supplements thereto and (vi) any liability insurance or other premiums for insurance for the benefit of the Company or its directors and officers obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or F-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. “Registration Expenses” shall not include the expense of any broker’s commission or underwriter’s discount or commission or the fees, charges and disbursements of counsel to the Designated Holder and its other advisors solely relating to registration and sale of such Designated Holder’s Registrable Securities.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

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“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission, or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Purchase Agreements” has the meaning set forth in the preamble to this Agreement.

“Shelf Registration” means a registration of a delayed or continuous offering of Registrable Securities under the Securities Act pursuant to Rule 415 thereunder or any successor provision.

“Specified Court” has the meaning set forth in Section 10(c) of this Agreement.

‘Transactions” has the meaning set forth in the preamble of this Agreement.

“Transfer” shall mean, with respect to any Company Shares or Registrable Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Shares or Registrable Securities, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or transfer of such Company Shares or Registrable Securities or any agreement or commitment to do any of the foregoing.

2. General; Securities Subject to this Agreement.

(a) Grant of Rights.

The Company hereby grants registration rights to a Designated Holder upon the terms and subject to the conditions set forth in this Agreement.

(b) Registrable Securities.

For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities shall have been sold pursuant to Rule 144, (iii) the entire amount of Registrable Securities owned by a Designated Holder, in the opinion of counsel to the Company, are eligible for sale pursuant to paragraph (k) of Rule 144, or any successor provision then in effect, or in a single transaction pursuant to paragraph (e) of Rule 144, or any successor provision then in effect, under the Securities Act or (iv) the

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Registrable Securities are Transferred by a Person who is not permitted to receive the Transfer of registration rights pursuant to, or as otherwise provided in, Section 10(i) of this Agreement.

3. Demand Registration.

(a) Request for Demand Registration.

Any Designated Holder may, at any time, make a written request to the Company to register, under the Securities Act on any form for which the Company then qualifies and deems appropriate (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (i) any Demand Registration for less than an aggregate of US$10,000,000 in Registrable Securities, (ii) more than two (2) Demand Registrations (including any F-3 Registrations pursuant to Section 5 hereof) during any calendar year for any Designated Holder or (iii) in any case, more than four (4) Demand Registrations (including any F-3 Registrations pursuant to Section 5 hereof) in total under this Agreement, provided, further, that any Designated Holder shall not be entitled to request any Demand Registration after the fourth anniversary of the date hereof. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Registration Statement. If at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Board of Directors makes a good faith determination that the filing of such Registration Statement would adversely affect the Company and its shareholders, as a whole, in any material respect, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of 90 days from the date of receipt of the Demand Registration; provided, however, that the Company shall not exercise such right to delay a request more than two times or for more than a total of 90 days during any period of 365 days. In addition, the Company shall not be required to effect any registration within 180 days after the effective date of any other Registration Statement of the Company. Each request for a Demand Registration by the Designated Holder shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a request for a Demand Registration, the Company shall use its commercially reasonable efforts to promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered.

(b) Demand Registration Procedures.

The Company shall use its commercially reasonable efforts to cause any such Demand Registration to become and remain effective not later than 90 days after it receives a request for Demand Registration under Section 3(a). After receiving a Demand Request under Section 3(a), the Company shall follow the procedures in Section 7. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 90 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement

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of the SEC or other governmental agency or court for any reason not attributable to the Designated Holder and such interference is not thereafter eliminated or (y) the reasonable and customary conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Designated Holder or the underwriter(s).

(c) Expenses.

If any registration is initiated by a Designated Holder as a Demand Registration, Giant Haven shall pay all Registration Expenses in connection therewith, whether or not such Demand Registration becomes effective, provided, however, that the Designated Holder requesting such a Demand Registration shall pay (i) all discounts or underwriter commissions attributable to any Registrable Securities sold by it and (ii) all of its own out-of-pocket expenses, including all legal fees of the counsel to such requesting Designated Holder in connection with any such registration.

(d) Selection of Underwriters.

(i) If a written request for a Demand Registration is made and the Designated Holder indicates that the applicable Registrable Securities are to be sold pursuant to an underwritten offering, then the Designated Holder shall select the managing underwriter(s) to administer such offering subject to the written consent of the Company, which consent shall not be unreasonably withheld.

(ii) If any F-3 Registration or takedown in connection with a Shelf Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select an internationally reputable investment banking firm to act as the managing underwriter of the offering (the “Approved Underwriter”).

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental Registration.

If, at any time, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form F-4 or S-8 or any successor thereto), then the Company shall give written notice of such proposed filing to each Designated Holder, at least fifteen (15) Business Days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holder the opportunity to register the number of Registrable Securities as such holder may request (an “Incidental Registration”). No Designated Holder shall be entitled to be named as a selling securityholder in the Registration Statement, and no Designated Holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Designated Holder has responded in writing indicating such Designated Holder’s intention to participate in the proposed registration and distribution within five (5) Business Days after such Designated Holder’s receipt of written notice from the Company. The Company shall, and

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shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering (the “Company Underwriter”) to permit a Designated Holder who has requested in writing to participate in the Incidental Registration to include its Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein. In connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the holder thereof accepts the terms of the underwritten offering as agreed upon between the Company and the Company Underwriter, and then only in such quantity as will not, in the opinion of the Company Underwriter, have a material adverse effect on the success of the offering by the Company. If in the written opinion of the Company Underwriter the registration of all or part of the Registrable Securities which one or more Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4 and Other Registrable Shares, if any, to be offered for the account of Other Holders requesting incidental or piggy-back registrations in accordance with their registration rights agreements with the Company, if necessary, allocated among the Designated Holders exercising the right to Incidental Registration and such requesting Other Holders on a pro rata and non-discriminatory basis according to the number of Registrable Securities then outstanding held by each such Designated Holder requesting registration (excluding the Registrable Securities of any Designated Holder that has chosen not to exercise its right to Incidental Registration) and the number of Other Registrable Securities then outstanding held by each such requesting Other Holder (excluding the Other Registrable Securities of any Other Holder that has chosen not to request incidental registration under its registration rights agreement with the Company); and third, any other securities requested to be included in such underwritten offering.

(b) Expenses.

The Company shall pay all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective. The Designated Holders shall pay (i) all discounts or underwriter commissions attributable to any Registrable Securities sold by them and (ii) all of their own out-of-pocket expenses, including all legal counsel fees in connection with any registration.

5. Form F-3 Registration.

(a) Request for a Form F-3 Registration.

At any time when the Company is eligible to use Form F-3, in the event that the Company shall receive from a Designated Holder a written request that the Company register, under the Securities Act, on Form F-3 (or any successor form then in effect)

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(an “F-3 Registration”), all or a portion of the Registrable Securities owned by such Designated Holder, the Company shall use its reasonable best efforts (i) to file a Registration Statement covering the number of shares of Registrable Securities specified in such request on Form F-3 for public sale in accordance with the method of disposition specified in such request within 60 days after the receipt of the Designated Holder’s request therefor and (ii) to cause such F-3 Registration to be declared effective by the SEC as soon as reasonably practicable thereafter.

(b) Form F-3 Underwriting Procedures.

If the Company or the Designated Holder so elects, the Company shall use its commercially reasonable efforts to cause such F-3 Registration pursuant to this Section 5 to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(d)(ii). If the Approved Underwriter advises the Company in writing that in its opinion marketing factors require a limitation of the aggregate amount of Registrable Securities to be included in the underwritten offering, the Company shall include in such underwritten offering only the aggregate amount of Registrable Securities, on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Designated Holder requesting registration (excluding the Registrable Securities of any Designated Holder that has chosen not to exercise its right to F-3 Registration), that in the opinion of the Approved Underwriter may be sold without any material adverse effect on the success of such underwritten offering. If Other Holders are entitled to and elect to request for participation in such underwritten offering to be made upon the election by the Company or the Designated Holder in accordance with this Section 5(b), and if the Approved Underwriter advises the Company in writing that in its opinion marketing factors require a limitation of the aggregate amount of Registrable Securities and Other Registrable Securities to be included in such underwritten offering, the Company shall include in such underwritten offering only the aggregate amount of Registrable Securities and Other Registrable Securities, on a pro rata and non-discriminatory basis according to the number of Registrable Securities then outstanding held by each such Designated Holder requesting registration (excluding the Registrable Securities of any Designated Holder that has chosen not to exercise its right to F-3 Registration) and the number of Other Registrable Securities then outstanding held by each such requesting Other Holder (excluding the Other Registrable Securities of any Other Holder that has chosen not to request Form F-3 registration under its registration rights agreement with the Company), that in the opinion of the Approved Underwriter may be sold without any material adverse effect on the success of such underwritten offering.

(c) Request for a Shelf Registration.

So long as the Company is eligible to use Form F-3 or such other successor form permitting incorporation of public filing by reference, a Designated Holder shall be entitled, at any time, to request the Company to file and maintain a Shelf Registration with the SEC under which all or any portion of Common Shares that is owned by it at the time of such request may be resold at any time and from time to time until such time as all such Common Shares are eligible for sale pursuant to paragraph (k) of Rule 144 (or any successor provision then in effect) or in a single transaction pursuant to paragraph (e) of Rule 144 (or any successor provision then

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in effect) under the Securities Act; provided that the aggregate amount of Registrable Securities included in such Shelf Registration as requested by the Designated Holder is no less than US$10,000,000. The Company shall use its commercially reasonable efforts to cause any such Shelf Registration to become effective. If the Company shall propose to file a registration statement to effect a Shelf Registration for the offer and sale of Common Shares of any other shareholder of the Company, the Company shall notify each Designated Holder and the Designated Holders shall have the right to require the registration of Registrable Securities under such Shelf Registration in such amount as it may specify in writing to the Company within fifteen (15) Business Days after receiving notice of such proposed Shelf Registration, only if (i) such notification shall not violate the Company’s obligations to such shareholder of the Company and (ii) the Designated Holders shall obtain written consent of the Approved Underwriter of the takedown in connection with such Shelf Registration. The Company shall not be required to effect a requested registration as a Shelf Registration if the Board of Directors of the Company shall have determined in good faith that filing such registration at the time of the request would adversely affect the Company and its shareholders, as a whole, in any material respect, and then the Company may at its option direct that such request be delayed for a reasonable period not in excess of 90 days from the date of receipt of the request of Shelf Registration; provided, however, that the Company shall not exercise such right to delay a request more than one time or for more than a total of 90 days during any period of 365 days. If the Board of Directors shall have made such a determination with respect to such Shelf Registration, then the Company will consider to proceed with a Demand Registration or F-3 Registration which is not a Shelf Registration in accordance with Section 3(a) or 5(a), as the case may be, and the Designated Holders may not request that any subsequent Demand Registration or F-3 Registration be a Shelf Registration until at least 90 days after such determination.

(d) Company’s Election to File a Shelf Registration.

Each Designated Holder agrees that the Company may, at any time at the Company’s option, file a Shelf Registration with the SEC in order to facilitate sales of Common Shares by a Designated Holder. In the event that such a Shelf Registration is declared effective by the SEC, the Company shall use its commercially reasonable efforts to comply with any request for registration by a Designated Holder under this Agreement by providing an appropriate prospectus supplement under such Shelf Registration. The terms and conditions of this Agreement, including without limitation, the provisions of Section 5(e), shall apply to the use and availability of such Shelf Registration as if it were the filing of a Registration Statement.

(e) Limitations on Form F-3 Registrations.

If at the time of any request to register Registrable Securities pursuant to Section 5(a) or any utilization of a Shelf Registration pursuant to Section 5(c) or 5(d), the Board of Directors makes a good faith determination that such request to register Registrable Securities or utilize a Shelf Registration would be reasonably likely to adversely affect the Company and its shareholders in any material aspect, then the Company may at its option direct that such request or continued availability be delayed for a

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reasonable period not in excess of 90 days from the date of receipt of such request; provided, however, that the Company shall not exercise such right to delay a request more than two times and for more than a total of 90 days during any period of 365 days. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a): (i) if within 180 days after the effective date of any other Registration Statement of the Company (other than on Form F-4 or S-8), (ii) if within the 12-month period preceding the date of such request, the Company has effected two registrations on Form F-3 pursuant to Section 5(a) and all of the Registrable Securities registered therein have been sold, or (iii) if Form F-3 is not available for such offering by the relevant Designated Holder.

(f) Expenses.

The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 5, whether or not such F-3 Registration or the Shelf Registration becomes effective. The Designated Holders shall pay (i) all discounts or underwriter commissions attributable to any Registrable Securities sold by them and (ii) all of their own out-of-pocket expenses, including all legal counsel fees in connection with any registration.

(g) Demand Registration.

Each registration requested by a Designated Holder pursuant to this Section 5 shall be deemed a Demand Registration for purposes of Section 3(a)(ii) and Section 3(a)(iii).

6. Restrictions on Public Sale by the Designated Holder.

If, and to the extent, requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, a Designated Holder agrees (i) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144, and (ii) not to make any request for a Demand Registration, F-3 Registration or Shelf Registration under this Agreement, during a 120-day period or such shorter period agreed upon by such Designated Holder and the requesting party beginning thirty (30) days prior to the anticipated effective date of the Registration Statement relating to such offering (except as part of such registration).

7. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3, Section 4 or Section 5 of this Agreement, the Company shall:

(i) use its commercially reasonable efforts to prepare and file, as promptly as practicable, with the SEC a Registration Statement on any form for which the Company then qualifies and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its commercially reasonable

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efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide one counsel selected by the Designated Holder (“Holder’s Counsel”) and any other Inspector with a reasonable opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control, and (y) the Company shall notify the Holder’s Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(ii) use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 90 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, or in the case of a Shelf Registration, until such time as the Registrable Securities covered thereby have been sold pursuant to such registration or cease to be deemed Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) as soon as reasonably practicable, furnish to the seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of the prospectus (including each preliminary prospectus) used in connection with such Registration Statement and each amendment and supplement thereto (in each case including all exhibits thereto) as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions within the United States as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or reasonably advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but

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for this Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) notify the seller of Registrable Securities (x) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (y) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall use its commercially reasonable efforts to promptly prepare a supplement to or amendment of such prospectus and furnish to each seller a reasonable number of copies of such supplement to or amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus as supplemented or amended shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5, as the case may be) and take such other reasonable actions as are reasonably prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(vii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holder’s Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably requested by any such Inspector, in each case, as is customary for similar due diligence examinations, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Any records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the inspectors shall confirm their agreement in writing in advance to the Company if the

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Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. The seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(viii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(ix) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted; provided, however, that the applicable listing requirements are satisfied;

(x) keep Holder’s Counsel reasonably advised as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 hereunder;

(xi) reasonably cooperate with the seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the “NASD”);

(xii) if such sale is pursuant to an underwritten offering, use its commercially reasonable efforts to obtain a “comfort letter” from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort letters” as Holder’s Counsel or the managing underwriter reasonably requests;

(xiii) use its commercially reasonable efforts to furnish, at the request of any Designated Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, an opinion, dated as of such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Designated Holder making such request, covering such legal matters with respect to the registration in respect of which

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such opinion is being given are customarily covered in such opinion and such other matters as may be reasonably requested by the Designated Holders; and

(xiv) use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Seller Information.

The Company may require the seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller(s), the Registrable Securities held by them and the distribution of such securities as the Company may from time to time reasonably request in writing.

(c) Notice to Discontinue.

The Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

(d) Non-Discrimination.

The Company agrees and covenants that any and all registrations to be made for the Registrable Securities shall be consummated on a non-discriminatory basis as relative to all Other Registrable Securities to be made for Other Holders under the applicable registration rights agreements between Other Holders and the Company.

(e) Rule 144.

The Company covenants that (a) from and after the date of this Agreement it shall file any reports required to be filed by it under the Exchange Act and (b) take such further action as a Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144), all to the extent required from time to time to enable such

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Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time (“Rule 144”), or (ii) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder unlegended certificates in settlement of a transaction pursuant to an effective Registration Statement or Rule 144; provided, however, that such Designated Holder shall provide the Company with an opinion of counsel satisfactory to the Company (or other evidence reasonably satisfactory) that such certificates may be unlegended; provided further, however, that if at a later date for any reason such certificates require that a legend be set forth on the certificates, then such Designated Holder shall return the unlegended certificates in exchange for legended certificates. Upon request of a Designated Holder for which the conditions under Rule 144 for removal of restricted legends on its Registrable Securities have been met, the Company agrees to cause the counsel representing the Company to forthwith issue an opinion letter that the restricted legend thereon may be removed in accordance with Rule 144 and other applicable regulations of the SEC.

8. Indemnification and Contribution.

(a) Indemnification by the Company.

The Company agrees to indemnify and hold harmless each Designated Holder and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (collectively, “Damages”) incurred by them arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as: (i) the same are made in reliance upon, caused by or contained in any information concerning such Designated Holder furnished in writing to the Company by or on behalf of such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 7(b), or (ii) such Damages would not have occurred but for such Designated Holder’s continued disposition of Registrable Securities after a notice of discontinuance had been delivered by the Company in accordance with Section 7(c). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holder of Registrable Securities.

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(b) Indemnification by Designated Holder.

In connection with any Registration Statement in which a Designated Holder is participating pursuant to Section 3, Section 4 or Section 5 hereof, such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. The Designated Holder agrees to, severally and not jointly with any other Designated Holder, indemnify and hold harmless the Company, any underwriter retained by the Company and each Person who controls the Company or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to such Designated Holder, but only with respect to any such information with respect to such Designated Holder furnished in writing to the Company by or on behalf of such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to this Section 8(b); provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

(c) Indemnification Procedures.

Promptly after receipt by an indemnified party under this Section 8 (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 (the “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have under this Section 8 except to the extent the Indemnifying Party has been materially prejudiced by such failure and, provided further, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to an Indemnified Party otherwise than under this Section 8. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 8 for any legal and other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Company shall have the right to employ counsel to represent jointly the Company and its officers, directors, employees and controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Company against the Designated Holders under this Section 8 if, in the reasonable judgment of the Company, it is advisable for the Company and its officers, directors, employees and controlling Persons to be jointly represented by separate counsel, and in that event

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the fees and expenses of such separate counsel shall be paid by the Company. No Indemnifying Party shall (i) without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the Indemnifying Party or if there be a final judgment of the plaintiff in any such action, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution.

If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Damages referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, however, that the total amount to be indemnified by the Designated Holder shall be limited to the net proceeds actually received by such Designated Holder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Survival.

The obligations of the Company and Designated Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

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9. Information Rights; Confidentiality.

(a) Information Rights. During the term of this Agreement, upon reasonable written request, the Company shall provide or permit the Investor to have reasonable access, during regular business hours, to relevant financial data (including without limitation, consolidated and non-consolidated quarterly and annual financial statements and operating information) necessary for the Investor to prepare its financial statements under Republic of China generally accepted accounting principles and its filings required under the Exchange Act, provided that the foregoing shall not require the Company to permit any inspection, or to disclose any information that, in its reasonable judgment, results in the disclosure of any trade secret.

(b) Confidentiality. Each Investor agrees to and shall keep confidential in accordance with this Section 9(b) and shall not disclose or divulge any confidential, proprietary or secret information (“Confidential Information”) which such Investor obtains as a result of Section 9(a) without consent of the Company; provided that each Investor may disclose such information to any of its auditors, attorneys and other representatives who agree to be bound by the provisions of this Section 9(b). In the event that an Investor or any Person to whom an Investor is entitled to disclose information hereunder is required to disclose any Confidential Information in order to comply with any applicable law, regulation, legal or judicial process (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or stock exchange rule or regulation, the Investor shall in advance of such disclosure provide the Company with prompt notice of such requirement(s) and shall cooperate with the Company so that the Company may, at its expense, seek a protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver from the Company after a request in writing therefore is made by an Investor (such request to be made as soon as reasonably practicable to allow the Company a reasonable amount of time to respond thereto), the Investor or such other Person is legally required to disclose Confidential Information, the Investor or such other Person may disclose such information without liability hereunder. The term Confidential Information shall not include information (i) which is or becomes publicly available other than as a result of disclosure of such information by an Investor in violation of this Section 9(b) or any Person to whom an Investor is entitled to disclose such information hereunder, (ii) which is or becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient’s knowledge, bound by a confidentiality or other similar agreement or any other legal or fiduciary obligation to the Company or its subsidiaries which prohibits disclosure of such information or (iii) information that was known by an Investor prior to disclosure by the Company (as evidenced by written records), provided that such information was not known by the Investor to be subject to any legal or contractual obligation of confidentiality owed to the Company.

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10. Miscellaneous.

(a) Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) Arbitration.

All disputes, controversies and claims in connection with or arising out of this Agreement that the parties are unable to resolve between themselves shall be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) in effect on the date hereof. The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim, and the award shall be final and binding. Judgment thereon may be entered by any court having jurisdiction. The number of arbitrators shall be three, each of whom shall be disinterested in the dispute, controversy or claim and shall be impartial and independent of any party. Each of the Company and the Designated Holders shall appoint one arbitrator, and the two so appointed shall choose a third arbitrator. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of 30 days after both of them have been appointed, then the third arbitrator shall be appointed by the ICC. The parties and the appointing authority may appoint from among the nationals of any country, whether or not a party is a national of that country. The place of arbitration shall be New York, New York, the United States of America. The arbitration shall be conducted in the English language and any foreign-language documents presented at such arbitration shall be accompanied by an English translation thereof. The arbitrators shall state the reasons upon which the award is based. The content, existence and judgment of any arbitral proceeding hereunder shall be confidential and subject to the confidentiality provisions of this Agreement.

(c) Submission to Jurisdiction.

Each of the parties submits to the non-exclusive jurisdiction of any court in Taipei, Taiwan, ROC and any State or federal court in New York, New York, the United States of America (each a “Specified Court”) in any action, suit or proceeding with respect to the enforcement of the arbitration provisions of this Agreement and the non-exclusive jurisdiction of the Specified Court with respect to the enforcement of any award thereunder.

(d) Entire Agreement.

This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersede all prior understandings and agreements, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. For avoidance of any doubt, this Agreement shall not become effective until the consummation of the transactions contemplated in the Share Purchase Agreements.

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(e) Amendments and Waivers.

Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the parties hereto.

(f) Severability.

If any one or more of the provisions contained herein shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

(g) Specific Performance.

The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(h) Notices.

All notices or other communications required or permitted to be given under this Agreement shall be deemed to have been fully given on the date delivered by hand or by courier service such as Federal Express, or by other messenger (or, if delivery is refused, upon presentment) or upon receipt by facsimile transmission (provided, that the confirmation of such facsimile transmission is delivered by hand or certified mail to the addressee of the facsimile within five (5) Business Days of the delivery of the facsimile), or upon delivery by registered or certified mail (return receipt requested), postage prepaid, to the parties as follows:

(i)	if to the Company:

ChipMOS TECHNOLOGIES (Bermuda) LTD.

11F, No. 3, Lane 91

Dongmei Road

Hsinchu, Taiwan, Republic of China

Telecopy: (+886) 3-571-6073

Attention: Chief Executive Officer

with a copy to:

Sullivan & Cromwell LLP

28th Floor

Nine Queen’s Road Central

Hong Kong

Telecopy: (+852) 2522-2280

Attention: John D. Young, Esq.

                 Michael G. DeSombre, Esq.

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(ii)	if to Giant Haven:

Giant Haven Investments Limited

Mailing Address: No. 1 Creation Rd. 1, Hsinchu

Science-Based Industrial Park, Taiwan R.O.C.

Telecopy: +886-3-5665931

Attention: Jane Tseng

(iii)	if to Powertech:

Powertech Technology Inc.

Address: No.26, Datong Rd., Hsinchu Industrial Park,

Hukou, Hsinchu 30352, Taiwan R.O.C.

Telecopy: +886-3-598-3390

Attention: P.C. Lee

(iv)	if to ProMOS:

ProMOS Technologies Inc.

Address: 8F, No. 19 Li Hsin Road, Hsinchu

Science-Based Industrial Park, Hsinchu, Taiwan R.O.C.

Telecopy: +886-3-579-1661

Attention: Ming-Hsing Yang

or to such other Persons or addresses as the Person to whom notice is given may have previously furnished in writing to the party giving such notice in the manner set forth above (provided, that notice of any change of address shall be effective only upon receipt thereof).

(i) Successors and Assigns; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and permitted assigns of each of the parties hereto as hereinafter provided. Subject to the transfer restrictions set forth herein, the rights of the Investor to require registration hereunder (including incidental or “piggy-back” registration rights) shall be, as to any Registrable Securities held by the Investor, (i) automatically transferred upon any transfer of such Registrable Securities by the Investor to an Affiliate Transferee or by any Affiliate Transferee to any other Affiliate Transferee, provided, however, that if such Affiliate Transferee ceases to be wholly-owned or majority-owned by the Investor, such Affiliate Transferee shall lose all rights provided under this Agreement, and (ii) automatically transferred upon any transfer of a number of Registrable Securities representing 75% or more of the Investor’s holding of Registrable Securities received pursuant to the Share Purchase Agreements to a single purchaser or a “group” of purchasers (within the meaning of Section 13(d)(3) of the Exchange Act) if in such transfer the purchaser(s) will receive “restricted securities” within the meaning of Rule 144 (and such

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purchaser or group shall become a Designated Holder hereunder by executing and delivering an instrument in the form attached hereto as Exhibit A), and (iii) in all other cases, transferred only with the consent of the Company; provided, that, in each case, (a) such transfer of the Registrable Securities may be effected in accordance with applicable securities laws and (b) such transferee agrees to become a Designated Holder and be bound by all of the provisions of this Agreement by executing and delivering an instrument in the form attached hereto as Exhibit A. All of the obligations of the Company hereunder shall survive any such transfer. No Person other than the parties hereto and their heirs, legatees, legal representatives, successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

(j) Further Assurances.

Each of the parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement.

(k) Other Agreements.

Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Share Purchase Agreements.

(1) Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(m) Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

THE COMPANY:		THE INVESTOR:

CHIPMOS TECHNOLOGIES (BERMUDA) LTD.		PROMOS TECHNOLOGIES INC.

By:	/s/ S.J. Cheng	By:	/s/ M.L. Chen
Name:	S.J. Cheng	Name:	M.L. Chen
Title:	Chairman	Title:	Chairman

THE INVESTOR:		THE INVESTOR:

POWERTECH TECHNOLOGY INC.		GIANT HAVEN INVESTMENTS LIMITED

By:	/s/ D.K. Tsai	By:	/s/ Tuan Hsing-Ti
Name:	D.K. Tsai	Name:	Tuan Hsing-Ti
Title:		Title:	Director

Exhibit A

Instrument of Adherence

Reference is hereby made to the Registration Rights Agreement, dated as of [•], 2007, among ChipMOS TECHNOLOGIES (Bermuda) LTD., an exempted company under the laws of Bermuda (the “Company”). ProMOS Technologies Inc., a company incorporated under the laws of Taiwan, Republic of China (“ProMOS”), and Powertech Technology Inc., a company incorporated under the laws of Taiwan, Republic of China (“Powertech”), and Giant Haven Investments Limited (“Giant Haven”) (ProMOS, Powertech and Giant Haven, collectively, the “Investors”), as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of [                    ] common shares, par value US$0.01 per share (the “Common Shares”), of the Company, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a permitted transferee to whom Registrable Securities have been transferred in accordance with the provisions of Section 10(i) of the Registration Rights Agreement, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement. This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed as of the date set forth below under the laws of New York.

Signature:
Name:
Title:

Accepted:
[ ]

By:
Name:
Title:

By:
Name:
Title:
Date: , 200